UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2023

Tengjun Biotechnology Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-169397	27-3042462
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District,

Jinxiang County, Jining City, Shandong Province, China

(Address of principal executive offices and zip code)

(86) 0537-8711599

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 16, 2023, Ruiming Zhou resigned from his position as a member of the Board of Directors (the “Board”), the CEO and CFO of Tengjun Biotechnology Corp (the “Company”). Mr. Zhou’s resignation was not a result of any disagreements with the Company on any matter relating to its operations, policies or practices.

Effective as of November 16, 2023, the Board appointed Qingbao Wang as a member of the Board, the CEO and CFO of the Company, until the next annual meeting of the Company’s stockholders, and until his successor is elected and qualified or until his prior death, resignation or removal.

Mr. Qingbao Wang, age 49, has been served as a director of Shandong Hawei Food Co., Ltd since June 2000. He graduated from Shaanxi University of Finance and Economics with a technical secondary school degree. Mr. Wang is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Wang and any other persons pursuant to which he was appointed as Director and executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: November 17, 2023

Tengjun Biotechnology Corp.

	By:	/s/ Qingbao Wang
Qingbao Wang
Chief Executive Officer

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